Exhibit 32.2
Certification of Principal Financial Officer
I, Eric D. Tanzberger, of Service Corporation International, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Annual Report on Form 10-K for the annual period ended December 31, 2009 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.

Dated: February 25, 2010	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)